Exhibit 32.1

Certification of Chief Executive Officer of
CIGNA Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of CIGNA Corporation for the period ending June 30, 2006 (the “Report”):

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CIGNA Corporation.

H. Edward Hanway
H. Edward Hanway
Chief Executive Officer
August 2, 2006